Exhibit (h)(3)
                                 MEMORIAL FUNDS
                          SHAREHOLDER SERVICE AGREEMENT
                               INSTITUTIONAL CLASS

         AGREEMENT made this 29th day of June, 1999, between Memorial Funds (the "Trust"), a Delaware business trust registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company, which may issue its shares of beneficial interest in separate series, and Memorial Group, Inc. (the "Institution"), a corporation organized under the laws of the State of Delaware with its principal place of business at 5847 San Felipe, Suite 4545, Houston, Texas 77057.

         WHEREAS, the Trust has adopted a Shareholder Service Plan with respect to the Institutional Class of shares of each series of the Trust (the "Service Plan") under which the Trust pays fees to qualified financial institutions for maintaining and providing services to shareholder accounts of each series of the Trust; and

         WHEREAS, the Trust desires that Institution perform certain service activities with respect to the Institutional Class of shares of each series of the Trust listed in Schedule A to this Agreement (each a "Fund" and collectively, the "Funds") and Institution is willing to perform those services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, for and in consideration of the representations, covenants and agreements contained herein and other valuable consideration, the undersigned parties do hereby agree as follows:

         SECTION 1.  SERVICE ACTIVITIES

         In connection with providing services and maintaining shareholder accounts of each Fund and Class with respect to its various customers, Institution may provide services including: (a) establishing and maintaining accounts and records relating to clients of Institution; (b) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of shares of the Trust may be effected and other matters pertaining to the Trust's services; (c) providing necessary personnel and facilities to establish and maintain shareholder accounts and records; (d) assisting shareholders in arranging or processing purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) integrating periodic statements with other shareholder transactions; and (g) providing such other related services as the shareholder may request. Institution shall not be obligated to perform any specific service for its clients. Institution's appointment shall be nonexclusive and the Trust may enter into similar agreements with other persons.

         SECTION 2.  COMPENSATION

         (a) As compensation for Institution's service activities with respect to each Fund, the Trust shall pay Institution fees in the amounts listed on Schedule B to this Agreement (the "Payments").

         (b) The Payments shall be accrued daily and paid monthly or at such other interval as the Trust and Institution shall agree.

         (c) On behalf of each Fund, Institution may spend such amounts and incur such expenses as it deems appropriate or necessary on any service activities. Such expenses may include compensation to employees and expenses, including overhead and telephone and other communication expenses, of Institution. Institution shall be solely liable for any expenses it incurs.

         SECTION 3.  REPRESENTATIONS OF INSTITUTION

         Institution represents that:

         (a) the compensation payable to it under this Agreement in connection with the investment in any Fund of the assets of its customers (I) will be disclosed by Institution to its customers, (ii) will be authorized by its customers, and (iii) will not result in an excessive fee to Institution;

         (b) if it is a member of the National Association of Securities Dealers ,Inc. ("NASD"), it shall abide by the Rules of Fair Practice of the NASD;

         (c) it will, in connection with sales and offers to sell shares, furnish to or otherwise insure that each person to whom any such sale or offer is made receives a copy of the appropriate Fund's or Funds' then current prospectus, as applicable;

         (d) the performance of all its obligations hereunder will comply with all applicable laws and regulations, including any applicable Federal securities laws and any requirements to deliver confirmations to its customers, the provisions of its charter documents and bylaws and all material contractual obligations binding upon Institution; and

         (e) it will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or bylaws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

         SECTION 4.  TRUST LITERATURE

         Institution is not authorized to make any representations concerning shares of any Fund except those contained in the appropriate then current prospectus and statement of additional information ("SAI") and printed information issued by the Trust as information supplemental to the prospectus.

The Trust will supply Institution upon its request with prospectuses, SAIs, reasonable quantities of supplemental sales literature and additional information. Institution agrees not to use other advertising or sales material relating to any Fund unless approved in writing by the Trust in advance of such use.

         SECTION 5.  INDEMNIFICATION

         Institution agrees to indemnify and hold harmless the Trust from any claims, expenses, or liabilities incurred by the Trust as a result of any act or omission of Institution in connection with its services under this Agreement.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective on the date hereof and, upon its effectiveness, shall supersede all previous agreements between the parties covering the subject matter hereof.

         (b)      This Agreement may be terminated as follows:

                  (i) automatically in the event of the termination of the Service Plan;

                  (ii) automatically in the event of the assignment of this Agreement as defined in the Act; and

                  (iii) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

         SECTION 7.  NOTICES

         Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed postage prepaid, to the other party's principal place of business, or to such other place as shall have been previously specified by written notice given to the other party.

         SECTION 8.  AMENDMENTS

         Subject to approval of material amendments to the form of this Agreement by the Trust's Board of Trustees, this Agreement may be amended by the parties at any time.

         SECTION 9.  USE OF THE TRUST'S NAME

         Institution shall not use the name of the Trust on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for the use of the Trust's name which merely refers in accurate and factual terms to the Trust in connection with Institution's role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

         SECTION 10.  MISCELLANEOUS

         (a) This Agreement shall be construed in accordance with the laws of the State of New York.

         (b) If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                   MEMORIAL FUNDS


                                                   By:/s/ Thomas G. Sheehan
                                                       Thomas G. Sheehan
                                                       Vice President


                                                   MEMORIAL GROUP, INC.


                                                   By:/s/ Christopher W. Hamm
                                                       Christopher W. Hamm
                                                       President

                                 MEMORIAL FUNDS
                          SHAREHOLDER SERVICE AGREEMENT
                               INSTITUTIONAL CLASS

                                   SCHEDULE A

                            SERIES OF MEMORIAL FUNDS

                              Government Bond Fund
                               Corporate Bond Fund
                                Value Equity Fund
                               Growth Equity Fund
                            International Equity Fund
                                Money Market Fund
                               Equity Income Fund

                                 MEMORIAL FUNDS
                          SHAREHOLDER SERVICE AGREEMENT
                               INSTITUTIONAL CLASS

                                   SCHEDULE B

                      PAYMENTS PURSUANT TO THE SERVICE PLAN


         0.25% of the average annual daily net assets of the Institutional Class of Government Bond Fund, Corporate Bond Fund, Value Equity Fund, Growth Equity Fund, International Equity Fund, Money Market Fund and Equity Income Fund represented by shares owned by investors for which Institution provides services pursuant to this Agreement.